Countrywide
HOME LOANS
400 Countrywide Way
February 28, 2007 Simi Valley, California 93065-6298
US BANK
2121 CLIFF DR,#205
EAGAN,MN 55122
OFFICER'S CERTIFICATE
I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s)
set forth on Exhibit A attached hereto (the "Servicing Agreement") that:
(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and
(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year,
February 28, 2007
/s/: Joseph Candelario
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
See Deal Name listing on following page.
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Exhibit A
US BANK (JPMMT 2006-A5)
US BANK (JPALT 2006-A5)
US BANK (JPALT 2006-A7)
JPMMT 2006-A5
Exhibit 35 a)
[Chase logo]
SERVICER COMPLIANCE STATEMENT
RE:
J.P. Morgan Mortgage Trust (JPMMT) 2006-A5: The Pooling and Servicing
Agreement by and among U.S. Bank, NA as Securities Administrator, HSBC
Bank USA, NA as Trustee, Chase Home Finance LLC as Subservicer, J.P.
Morgan Mortgage Acquisition Corp. as Seller, U.S. Bank, NA as Master Servicer,
JPMorgan Accpt Corp I as Depositor, JPMorgan chase Bank, NA as Custodian,
JPMorgan Chase Bank, NA as Servicer (the "Agreement")
The undersigned, a duly authorized officer of JPMorgan Chase Bank, National
Association, as Servicer (the "Servicer") pursuant to the J.P. Morgan Alternative Loan
Trust (JPMMT) 2006-A5 (The "Agreement"), does hereby certify that:
(1) A review of the activities of the Servicer during the calendar year ending
December 31, 2006 and of the performance of the Servicer under the Agreement has been made under my supervision; and
(2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Date: 02/28/2007
JPMorgan Chase Bank, National
Association, as Servicer
By: /s/ David Lowman
Name: David Lowman
Title: Executive Vice President
Exhibit 35 b)
[Chase logo]
SUBSERVICER COMPLIANCE STATEMENT
RE: J.P. Morgan Mortgage Trust (JPMMT) 2006-A5 : The Pooling and Servicing
Agreement by and among U.S. Bank National Association as Securities
Administrator, HSBC Bank USA, N.A. as Trustee, J.P. Morgan Acquisition Corp.
as Seller, U.S. Bank National Association as Master Servicer, JPMorgan Accpt
Corp I as Depositor, JPMorgan Chase Bank, NA as Custodian, and JPMorgan
Chase Bank NA as Servicer (the "Agreement")
The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:
(1) CHF is a Subservicer under the Agreement
(2) A review of the activities of CHF during the calendar year ending
December 31, 2006 and of the performance of CHF under the Agreement has been made under our supervision; and
(3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Capitalized terms used but not defined herein shall have the meanings assigned in the
Agreement.
Date: 02/28/2007
Chase Home Finance LLC, as Subservicer
By: /s/ Kim Greaves
Name: Kim Greaves
Title: Senior Vice President
Servicing Manager
By: /s/ Jim Miller
Name: Jim Miller
Title: Senior Vice President
Default Servicing Manager
Exhibit 35 c)
[PHH Mortgage logo]
4001 Leadenhall Road
Mt. Laurel. NJ 0X054
February 28, 2007
US BANK NATIONAL ASSOC
JP Morgan
Mortgage Trust 2006-A5
2121 Cliff Road
#205
Eagan, MN 55122
RE: Annual Statement as to Compliance
Deal or contract name; JPMMT 2006-A5
Dear US BANK NATIONAL ASSOC,
The undersigned officer certifies the following for PHH Mortgage Corp. f/k/a Cendant
Mortgage Corp., for the 2006 calendar year. To the best of our knowledge;
a) The activities and performances of the Servicer during the preceding Fiscal year under the terms of the Servicing Agreement, Trust Agreement. Pooling and Servicing
Agreement and/or Servicer Guide for the deal listed above, and to the best of my knowledge the Servicer has fulfilled all of its duties, responsibilities or obligations under this Agreement throughout such year, or if there has been default or failure of the
Servicer to perform any such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to US BANK
NATIONAL ASSOC;
b)
The Servicer is currently an approved FNMA or FHLMC Servicer in good standing;
c)
The Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide are in full force and effect;
d)
All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each
Mortgaged Property, have been paid and that such insurance policies are in full force and effect;
e)
All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgage Property, have been paid, or if any such costs or expenses have been paid with respect to any
Mortgaged Property, the reason for the non-payment has been reported to US BANK
NATIONAL ASSOC;
f)
All Custodial Accounts have been reconciled and are properly funded; and
Exhibit 35 d)
g) All annual reports of Foreclosure and Abandonment of Mortgaged Property required per section 6050H, 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed
Certified by
/s/: Deborah Rocchi
Deborah Rocchi
Assistant Vice President
Date: February 28, 2007
PHH Investor number reference:
527-001
[PHH Mortgage logo]
4001 Leadenhall Road
Mt. Laurel, NJ 08054
March 7, 2007
cc: JP Morgan Acceptance Corp. I
JP Morgan Mortgage Trust 2006-A5
270 Park Avenue
New York, NY 10017
Re: Servicer Compliance Statement
Deal Name: JPMMT 2006-A5
Dear Sir and/or Madame:
This statement of compliance is being provided in accordance with Item 1123 of
Regulation AB. The Undersigned hereby states that:
1. I am an authorized officer of PHH Mortgage Corporation (the "Servicer");
2.
A review of the Servicer's activities during the period from 07/01/2006
(the "Reporting Period") and its performance under the Agreement has been made under my supervision; and
3.
To the best of my knowledge, based on such review, except as described in section 3(a) hereto, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.
a. The Servicer did not maintain or provide one of the required monthly reports, specifically the S5L2 Fidelity report, as stated in the transaction agreement(s) for the Reporting period shown in section 2 of this statement.
By: /s/: Deborah A. Rocchi
Name: Deborah A. Rocchi
Title: Assistant Vice President
Exhibit 35 e)
[SunTrust Mortgage logo]
SunTrust Mortgage, Inc.
Post Office Box 28149
Richmond, VA 23260-6149
Toll 1.800.834.7928
www.suntrustmortgage.com
US Bank Nat'l Assoc. -- Reference attached Schedule "A" for deal ID's
In connection with the loans serviced by SunTrust Mortgage, Inc. (the "Company") for US Bank
Nat'l Assoc., I the undersigned officer, hereby certify the following as of December 31,2006:
(i)
The Company conducted a review of its activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Servicing
Agreement(s)/Purchase and Sale Agreement(s) and any applicable Reconstitution
Agreement(s) (together, the "Transaction Agreements") during such period has been made under my supervision; and
(ii)
To the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under the Transaction Agreements in all material respects throughout such calendar year (or applicable portion thereof), except that as of January 1, 2006, the
Company did not have procedures for monitoring compliance with requirements as specified in the applicable transaction agreements governing SEC Regulation AB transactions. To address the absence of such procedures, the Company's management has undertaken and completed the following actions: (a) completed a review of each
Transaction Agreement and identified if there was specific language affecting any of the
Servicing Criteria outlined in Section 1122; (b) to the degree that the Transaction
Agreements required specific procedures related to the servicing criteria, the Company's
Reference Point Library (where all policies and procedures are maintained) was updated to this effect; (C) for each pool, a Control Matrix was completed (and is maintained on a current basis) identifying which Transaction Agreements control each pool; and (d)
established a monthly review process where the Company's managers review key factors of performance under Transaction Agreements and respond to a questionnaire indicating compliance with such factors.
IN WITNESS WHEREOF, I do hereby certify the foregoing as of the date hereof.
By: /s/ John R. Purcell, Jr.
John R Purcell, Jr.
Senior Vice President -- Manager, Servicing Division
Date: February 27, 2007
Schedule A
Deal ID Investor Name Master Servicer
JPMMT2006-A5 JP Morgan US Bank Nat'l Assoc.
U.S. BANK NATIONAL ASSOCIATION,
AS MASTER SERVICER, AND SECURITIES ADMINISTRATOR
1123 CERTIFICATION
Re: J.P. MORGAN TRUST 2006-A5, MORTGAGE PASS-THROUGH CERTIFICATES
Pursuant to the pooling and servicing agreement, the undersigned Officer, to the best of his/her knowledge, hereby certifies to the following obligations as set forth in Item 1123 of Regulation
AB applicable to it :
(A) a review of such party's activities during the preceding calendar year or portion thereof and of such party's performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer's supervision and,
(B) to the best of such officer's knowledge, based on such revie w, such party has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof.
U.S. Bank National Association,
as Master Servicer, Securities
Administrator and Custodian
/s/: Bryan R. Calder
Name: Bryan R. Calder
Title: Executive Vice President
Date: February 26, 2007
Exhibit 35 f)